UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report – August 11, 2010

(Date of earliest event reported)

QEP RESOURCES, INC.

(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	000-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 672-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 11, 2010, QEP Resources, Inc. (“QEP”) purchased its 7.50% Senior Notes due 2011, 6.05% Senior Notes due 2016, 6.80% Senior Notes due 2018, and 6.80% Senior Notes due 2020 that were tendered to QEP by holders (and not withdrawn), pursuant to change of control offers commenced by QEP on July 9, 2010.

Through the change of control offers, QEP purchased:

•	$71,500,000 principal amount of the 7.50% Senior Notes due 2011, leaving $78,500,000 principal amount outstanding;

•	$73,157,000 principal amount of the 6.05% Senior Notes due 2016, leaving $176,843,000 principal amount outstanding;

•	$311,352,000 principal amount of the 6.80% Senior Notes due 2018, leaving $138,600,000 principal amount outstanding; and

•	$162,232,000 principal amount of the 6.80% Senior Notes due 2020, leaving $137,768,000 principal amount outstanding.

The offers were conducted upon the terms and subject to the conditions set forth in the Notice of Change of Control and Offer to Purchase Notes Statement, dated as of July 9, 2010, and in the related Letter of Transmittal. QEP used proceeds from its revolving credit facility and term loan to fund the purchases.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release issued August 11, 2010 by QEP Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP RESOURCES, INC.
(Registrant)

August 11, 2010

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President,
Chief Financial Officer and Treasurer

List of Exhibits:

Exhibit No.	Exhibit

99.1	Press Release issued August 11, 2010 by QEP Resources, Inc.